Exhibit 23.5

To:	United States Securities and Exchange Commission

Re:	Encana Corporation (“Encana”)

Registration Statement on Form S-3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use and reference to our name and reports and the inclusion and incorporation by reference of information derived from our reports auditing a portion of Encana’s petroleum and natural gas reserves as of December 31, 2016, in the Registration Statement on Form S-3.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas

March 2, 2017

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